Exhibit 15.1

                 OAK RIDGE FUNDS, INC.
             RULE 12b-1 DISTRIBUTION PLAN
        CLASS A SHARES OF OAK RIDGE GROWTH FUND


     The following Rule 12b-1 Distribution Plan (the
"Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the
"Act"), by the Board of Directors of Oak Ridge Funds,
Inc. (the "Company"), a Maryland Corporation, on behalf of the Class A shares of the Oak Ridge Growth Fund (the
"Fund"), the first and, currently, only series of the Company. The Plan has been adopted so as to allow the Company to make payments as contemplated herein, in conjunction with the distribution of the Class A shares of the Fund. In considering whether the Company should adopt and implement the Plan, the Board of Directors of the Company has evaluated such information as it deemed necessary to make an informed determination as to whether the Plan should be adopted and implemented and has considered such pertinent factors as it deemed necessary to form the basis for its decision with respect thereto, and has determined that there is a reasonable likelihood that the adoption and implementation of the Plan will benefit the Company and the Class A shareholders of the Fund.

     The provisions of the Plan are as follows:

1.   PAYMENTS BY THE COMPANY TO PROMOTE THE SALE OF THE
     FUND'S CLASS A SHARES

          (a)  The Company, on behalf of the Class A
     shares of the Fund, will pay Oak Ridge
     Investments, Inc. (the "Distributor"), as a principal underwriter of the Fund's shares, a distribution fee of up to 0.25% per annum of the average daily net assets of the Class A shares.
     The Distributor may pay all or a portion of this fee to any securities dealer, financial institution or any other person (the "Recipient") who renders assistance in distributing or promoting the sale of the Class A shares pursuant to a written agreement (the "Rule 12b-1 Related
     Agreement"), a form of which is attached hereto as Appendix A. To the extent such fee is not paid to such persons, the Distributor may use the fee for its distribution expenses incurred in connection with the sale of the Class A shares. Payment of the distribution fee shall be made quarterly, within 30 days after the close of the quarter for which the fee is payable, upon the Distributor forwarding to the Board of Directors of the Company the written report required by Section 2 of this Plan; provided that the aggregate payments by the Company, on behalf of the Fund's Class A shares, under the Plan in any month to the Distributor and all Recipients shall not exceed
     0.25% of the average net assets of the Class A shares for that quarter; and provided further that no fee shall be paid in excess of the distribution expenses verified in a written report and submitted by the Distributor to the Board of Directors of the Company as required under Section
     2 of this Plan.

          (b) No Rule 12b-1 Related Agreement shall be entered into, and no payments shall be made pursuant to any Rule 12b-1 Related Agreement, unless such Rule 12b-1 Related Agreement is in writing and has first been delivered to and approved by a vote of a majority of the Board of Directors of the Company, and of a majority of the members of the Board of Directors of the Company who are not "interested persons" of the Company, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in any Rule 12b-1 Related Agreement
     (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Related Agreement.

          (c)  Any Rule 12b-1 Related Agreement shall
     describe the services to be performed by the Recipient and shall specify the amount of, or the method for determining, the compensation to the Recipient.

          (d)  No Rule 12b-1 Related Agreement may be
     entered into unless it provides (i) that it may be terminated at any time, without the payment of any penalty, by vote of a majority of the Disinterested Directors or by vote of a majority of the outstanding voting securities of the Class
     A shares of the Fund on not more than 60 days' written notice to the other party to the Rule 12b-
     1 Related Agreement, and (ii) that the Rule 12b-1
     Related Agreement shall automatically terminate in the event of its assignment.

          (e)  Any Rule 12b-1 Related Agreement shall
     continue in effect for a period of more than one year from the date of its execution only if such continuance is specifically approved at least annually by a vote of a majority of the Board of Directors of the Company, and of the Disinterested
     Directors, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Related
     Agreement.

2.   QUARTERLY REPORTS

     The Distributor shall provide to the Board of Directors of the Company, and the Board of Directors shall review, at least quarterly, a written report of all amounts expended pursuant to the Plan. This report shall include the identity of the Recipient of each payment and the purpose for which the amounts were expended and such other information as the Board of Directors may reasonably request.


3.   EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall become effective immediately upon approval by both (a) the vote of a majority of the Board of Directors of the Company, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on the approval of the Plan and (b) the vote of a majority of the outstanding voting securities of the Class A shares of the Fund. The Plan shall continue in effect for a period of one year from its effective date unless terminated pursuant to its terms. Thereafter, the Plan shall continue from year to year, provided that such continuance is approved at least annually by a vote of a majority of the Board of Directors of the Company, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such continuance. The Plan may be terminated at any time by the vote of (a) a majority of the Disinterested Directors or (b) a majority of the outstanding voting securities of the Class A shares of the Fund.

4.   SELECTION OF DISINTERESTED DIRECTORS

     During the period in which the Plan is effective, the selection and nomination of those directors of the Company who are Disinterested Directors of the Company shall be committed to the discretion of the Disinterested Directors.

5.   AMENDMENTS

     All material amendments of the Plan shall be in writing and shall be approved by a vote of a majority of the Board of Directors of the Company, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such amendment. In addition, the Plan may not be amended to increase materially the amount to be spent by the Company, on behalf of the Class A shares of the Fund, hereunder without approval by a majority of the outstanding voting securities of the Class A shares of the Fund.

                           APPENDIX A

                  Rule 12b-1 Related Agreement




Oak Ridge Investments, Inc.
233 North Michigan Avenue, Suite 1807
Chicago, Illinois  60601



                      _____________, 199_



[Recipient's Name and Address]
_____________________
_____________________

Ladies and Gentlemen:

     This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a plan of distribution (the "Plan") adopted by Oak Ridge Funds, Inc. (the "Company") pursuant to
Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), with respect to the Class A shares of the Oak Ridge Growth Fund (the "Fund"), the
Company's first and, currently, only series of shares.
The Plan and this related agreement (the "Rule 12b-1
Related Agreement") have been approved by a majority of the Board of Directors of the Company, including a majority of the Board of Directors who are not "interested persons" of the Company, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Related Agreement (the "Disinterested
Directors"), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination by the Board of Directors of the Company that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Company and the Class A shareholders of the Fund. The
Plan has also been approved by a vote of at least a majority of the outstanding voting securities, as defined in the Act, of the Class A shares of the Fund.

     1. To the extent you provide distribution and marketing services in the promotion of the Fund's Class
A shares, including furnishing services and assistance to your customers who invest in and own Class A shares of the Fund, including, but not limited to, answering routine inquiries regarding the Fund and assisting in changing distribution options, account designations and addresses, we shall pay you a fee [of up to 0.25%]
______ on an annual basis of the average daily net assets of the Fund's Class A shares which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Fund or its agent, designate your firm as the customer's dealer of record.
We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

     We shall make the determination of the net asset value of Class A shares, which determination shall be made in the manner specified in the current Prospectus relating to such shares, on or about the [45th day] of each quarter and pay to you quarterly, on the basis of such determination, the fee specified above. No such quarterly fee will be paid to you with respect to shares purchased by you and redeemed or repurchased by the Fund, its agent or us within [seven (7) business days] after the date of our confirmation of such purchase. In addition, no such quarterly fee will be paid to you with respect to any of your customers if the amount of such fee based upon the value of such customer's Class A shares will be [less than $1.00.]
Payment of such quarterly fee shall be made within 45 days after the close of each quarter for which such fee is payable.

     2. You shall furnish us with such information as shall reasonably be requested by the Board of Directors of the Company, on behalf of the Fund, with respect to the fees paid to you pursuant to this Rule 12b-1
Related Agreement.

     3. We shall furnish to the Board of Directors of the Company, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

     4. This Rule 12b-1 Related Agreement may be terminated (i) by the vote of a majority of the Disinterested Directors of the Company or by a vote of majority of the outstanding shares of the Class A shares of the Fund on sixty (60) days' written notice, without payment of any penalty or (ii) by any act which terminates the Distribution Agreement between the Company and us. In addition, this Rule 12b-1 Agreement shall terminate immediately in the event of its assignment. This Rule 12b-1 Related Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer's accounts following your receipt of such notice.

     5. The provisions of the Distribution Agreement between the Company and us are incorporated herein by reference. This Rule 12b-1 Related Agreement shall become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Distribution Agreement, the Plan and this Rule 12b-1 Related Agreement are approved at least annually by a vote of the Board of Directors of the Company and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below. This Rule 12b-1 Related
Agreement shall be construed under the laws of the State of Illinois.


                  Oak Ridge Investments, Inc.


                  By:__________________________
                      (Authorized Signature)


                  Accepted:

                     __________________________
                        (Dealer's Name)


                     ___________________________
                        (Street Address)


                     ___________________________
                         (City)  (State)  (ZIP)


                     ___________________________
                        (Telephone No.)


                     ___________________________
                        (Facsimile No.)


                  By:___________________________
                 (Authorized Signature of Dealer)